GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 13

May 3, 2010	GERMAN AMERICAN BANCORP, INC. (GABC)REPORTS AN 11% INCREASE IN 1ST QUARTEREARNINGS

Summary

German American Bancorp achieved an 11% increase in 1st quarter earnings, reporting net income of $3,251,000, or $0.29 per share, compared to $2,942,000, or $0.27 per share, earned during the 1st quarter of 2009.  This year’s 1st quarter performance, which constituted the highest level of 1st quarter earnings in the Company’s history, was driven by a 9% increase in the Company’s net interest income and an 8% increase in non-interest income over last year’s 1st quarter results.

The exceptionally strong level of quarterly earnings was enhanced by a $54 million, or 5%, increase in the amount of the Company average earning assets coupled with an improvement in the Company’s  net interest margin to 4.10%, as compared to 3.92% during the 1st quarter of last year.  The Company’s higher level of non-interest income was primarily attributable to the gains associated with the sale of the Company’s former operations facility and the sale of other real estate owned property.

“We continue to be very pleased with the strength of our earnings and the solid quality of our balance sheet, particularly our loan portfolio”, stated Mark A. Schroeder, Chairman & CEO of German American.  “The quality of our loan portfolio has remained extremely solid throughout the last two years’ economic downturn due to both our Company’s prudent credit philosophy, and our clients’ steadfast commitment to honor their credit obligations to us.  We continue to closely monitor our loan portfolio’s credit quality utilizing our traditional conservative approach and to aggressively provide reserves for those watch loans identified as part of that process.”

Schroeder continued, “We also closely monitor the general economic conditions within our market area.  While there are certainly elements of the economic environment that will present challenges in the coming months, we have within the last few months, and for the first time in nearly two years, heard from our commercial clients that they are beginning to see subtle signs of economic improvement and increasing demand from their customers.  We are cautiously optimistic that the economic downturn has stabilized and, hopefully, is entering the recovery stage of the current economic cycle.  We are extremely confident that our strong earnings and capital, and solid credit quality makes German American exceptionally well positioned to capitalize upon the opportunities the coming economic recovery will present.”

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 13

The Company also announced that its Board of Directors declared its regular quarterly cash dividend of $0.14 per share which will be payable on May 20, 2010 to shareholders of record as of May 10, 2010.

Balance Sheet Highlights

End-of-period loans outstanding declined 5% on an annualized basis during the first quarter of 2010 compared with the year-ended December 31, 2009.  The overall decline in the level of loans has largely been driven by soft loan demand in the commercial real estate and consumer portfolios attributable to a cautious economic environment and a seasonal decline in the Company’s agricultural loan portfolio.  These declines were partially offset by an increase in the level of the commercial and industrial loan portfolio driven largely by short-term tax exempt loan financing to school corporations in the Company’s primary market areas.

End of Period Loan Balances				Annualized
	03/31/10	12/31/09	$ Change	% Change
Commercial & Industrial Loans	$197,490	$188,962	$8,528	18%
Commercial Real Estate Loans	328,565	334,255	(5,690)	-7%
Agricultural Loans	144,396	156,845	(12,449)	-32%
Consumer Loans	113,640	114,736	(1,096)	-4%
Residential Mortgage Loans	83,550	84,677	(1,127)	-5%
	$867,641	$879,475	$(11,834)	-5%

Non-performing loans totaled $9.3 million at March 31, 2010 compared to $8.8 million of non-performing loans at December 31, 2009.  Non-performing loans represented 1.08% of total outstanding loans at March 31, 2010 compared with 1.00% of total loans outstanding at year-end 2009.  The increase in non-performing loans was primarily attributable to a single commercial real estate loan that migrated from the Company’s watch list to a non-performing credit during the first quarter of 2010.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 13

The Company’s allowance for loan losses totaled $10.7 million at March 31, 2010.  This level of allowance represents a decline of $303,000 or 3% from year-end 2009.  The decline was attributable to the disposition of two commercial real estate loan relationships during the first quarter of 2010.  The resulting net charge-off on these two relationships totaled approximately $1.7 million which had been nearly fully allocated in prior periods.  The allowance for loan losses represented 1.24% of period end loans at March 31, 2010 compared with 1.25% at year-end 2009. The allowance for loan losses represented 115% of period end non-performing loans at March 31, 2010 and 125% of period end non-performing loans at December 31, 2009.
End-of-period deposits increased approximately 1% during both the quarter-ended March 31, 2010 compared with year-end December 31, 2009.

End of Period Deposit Balances				Annualized
	03/31/10	12/31/09	$ Change	% Change
Non-interest-bearing Demand Deposits	$158,163	$155,268	$2,895	7%
Interest-bearing Demand, Savings, & Money Market Accounts	473,278	484,699	(11,421)	-9%
Time Deposits < $100,000	261,095	256,401	4,694	7%
Time Deposits of $100,000 or more & Brokered Deposits	80,459	73,275	7,184	39%
	$972,995	$969,643	$3,352	1%

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 13

Results of Operations Highlights

Quarter ended March 31, 2010 compared to quarter ended March 31, 2009

Net income for the quarter ended March 31, 2010 totaled $3,251,000, an increase of $309,000 or 11% from the quarter ended March 31, 2009 net income of $2,942,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended March 31, 2010			Quarter Ended March 31, 2009
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$25,257	$9	0.15%	$22,239	$17	0.32%
Securities	264,801	2,875	4.34%	203,854	2,578	5.06%
Loans and Leases	877,629	12,906	5.96%	887,910	13,450	6.13%
Total Interest Earning Assets	$1,167,687	$15,790	5.46%	$1,114,003	$16,045	5.82%

Liabilities
Demand Deposit Accounts	$154,219			$146,308
Interest-bearing Demand, Savings, and Money Market Accounts	$476,246	$426	0.36%	$445,524	$864	0.79%
Time Deposits	342,488	2,186	2.59%	353,500	3,141	3.60%
FHLB Advances and Other Borrowings	151,318	1,322	3.54%	131,876	1,211	3.72%
Total Interest-Bearing Liabilities	$970,052	$3,934	1.64%	$930,900	$5,216	2.27%

Cost of Funds			1.36%			1.90%
Net Interest Income		$11,856			$10,829
Net Interest Margin			4.10%			3.92%

During the quarter ended March 31, 2010, net interest income totaled $11,649,000 representing an increase of $1,008,000 or 9% from the first quarter of 2009.  The tax equivalent net interest margin for the first quarter of 2010 was 4.10% compared to 3.92% in the first quarter of 2009.

The provision for loan loss totaled $1,500,000 during the quarter ended March 31, 2010, representing an increase of $750,000 from the quarter ended March 31, 2009.  During the first quarter of 2010, the provision for loan loss represented approximately 68 basis points of average loans while net charge-offs represented approximately 82 basis points of average loans.  As was previously discussed, the elevated level of net charge-offs was primarily the result of two commercial real estate loan charge-offs that had been nearly fully allocated in prior periods.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 13

During the quarter ended March 31, 2010, non-interest income increased approximately 8% from the first quarter of 2009.

Non-interest Income	Qtr. Ended	Qtr Ended
	03/31/10	03/31/09	$ Change	% Change
Trust and Investment Product Fees	$391	$390	$1	---%
Service Charges on Deposit Accounts	946	1,060	(114)	-11%
Insurance Revenues	1,686	1,487	199	13%
Company Owned Life Insurance	202	238	(36)	-15%
Other Operating Income	1,036	504	532	106%
Subtotal	4,261	3,679	582	16%
Net Gains on Sales of Loans	318	565	(247)	-44%
Net Gain (Loss) on Securities	---	---	---	---%
Total Non-interest Income	$4,579	$4,244	$335	8%

Deposit service charges and fees declined by 11% during the first quarter of 2010 compared with the first quarter of 2009 due in large part to less customer utilization of the Company’s overdraft protection program.  Insurance revenues increased 13% during the quarter ended March 31, 2010, compared with 2009. The increase was largely attributable to an increase in contingency revenue.

Other operating income increased $532,000 or 106% during the first quarter of 2010 compared with the same period of 2009.  The increase was attributable to the gain on sale of an other real estate owned property and to a lesser extent on the gain from the sale of a former operations office facility of the Company.

During the first quarter of 2010, the net gain on sale of residential loans decreased 44% from the gain recognized in the first quarter of 2009 driven largely by a lower level of loans sold into the secondary market during 2010 as compared to 2009.  Loans sold during 2010 totaled $17.9 million compared to $36.6 million during the first quarter of 2009.

During the quarter ended March 31, 2010, non-interest expense increased approximately 2% compared with the quarter ended March 31, 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 13

Non-interest Expense	Qtr. Ended	Qtr. Ended
	03/31/10	03/31/09	$ Change	% Change
Salaries and Employee Benefits	$5,549	$5,614	$(65)	-1%
Occupancy, Furniture and Equipment Expense	1,539	1,529	10	1%
FDIC Premiums	352	335	17	5%
Data Processing Fees	359	357	2	1%
Professional Fees	521	607	(86)	-14%
Advertising and Promotion	269	288	(19)	-7%
Intangible Amortization	218	221	(3)	-1%
Other Operating Expenses	1,459	1,130	329	29%
Total Non-interest Expense	$10,266	$10,081	$185	2%

Salaries and benefits expense declined approximately 1% during the first quarter of 2010 compared with the first quarter of 2009.  The decrease was primarily the result of lower costs associated with the Company’s partially self-insured health insurance plan.  Professional fees declined 14% during the quarter ended March 31, 2010 compared with the same quarter of 2009 as a result of lower legal expenses.

Other operating expenses increased by 29% during the quarter ended March 31, 2010 compared with 2009.  The increase was largely attributable to an increased level of loan collection costs, amortization expense related to a new markets tax credit project in which the Company invested in the fourth quarter of 2009, and increased supplies expense related to the Company’s common identity initiative.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 13

Quarter ended March 31, 2010 compared to quarter ended December 31, 2009

Net income for the quarter ended March 31, 2010 totaled $3,251,000, a decline of $70,000 or 2% from fourth quarter 2009 net income of $3,321,000.

Summary Average Balance Sheet
(Tax-equivalent basis / $ in thousands)
	Quarter Ended March 31, 2010			Quarter Ended December 31, 2009
	Principal	Income/	Yield/	Principal	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Federal Funds Sold and Other Short-term Investments	$25,257	$9	0.15%	$74,452	$42	0.22%
Securities	264,801	2,875	4.34%	230,417	2,557	4.44%
Loans and Leases	877,629	12,906	5.96%	890,740	13,414	5.98%
Total Interest Earning Assets	$1,167,687	$15,790	5.46%	$1,195,609	$16,013	5.32%
Liabilities
Demand Deposit Accounts	$154,219			$156,644
Interest-bearing Demand, Savings and Money Market Accounts	$476,246	$426	0.36%	$507,124	$736	0.58%
Time Deposits	342,488	2,186	2.59%	337,294	2,290	2.69%
FHLB Advances and Other Borrowings	151,318	1,322	3.54%	151,602	1,497	3.92%
Total Interest-Bearing Liabilities	$970,052	$3,934	1.64%	$996,020	$4,523	1.80%
Cost of Funds			1.36%			1.50%
Net Interest Income		$11,856			$11,490
Net Interest Margin			4.10%			3.82%

During the quarter ended March 31, 2010, net interest income totaled $11,649,000 representing an increase of $375,000 or 3% from the fourth quarter of 2009.  The tax equivalent net interest margin for the first quarter of 2010 was 4.10% compared to 3.82% in the fourth quarter of 2009.

The provision for loan loss totaled $1,500,000 during the quarter ended March 31, 2010, representing an increase of $750,000 from the quarter ended December 31, 2009.  During the first quarter of 2010, the provision for loan loss represented approximately 68 basis points of average loans while net charge-offs represented approximately 82 basis points of average loans.  As was previously discussed, the elevated level of net charge-offs was primarily the result of two commercial real estate loan charge-offs that had been nearly fully allocated in prior periods.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 13

During the quarter ended first quarter of 2010, non-interest income increased 23% compared to the fourth quarter of 2009.

Non-interest Income	Qtr Ended	Qtr Ended
	03/31/10	12/31/09	$ Change	% Change
Trust and Investment Product Fees	$391	$305	$86	28%
Service Charges on Deposit Accounts	946	1,124	(178)	-16%
Insurance Revenues	1,686	1,265	421	33%
Company Owned Life Insurance	202	466	(264)	-57%
Other Operating Income	1,036	643	393	61%
Subtotal	4,261	3,803	458	12%
Net Gains on Sales of Loans	318	323	(5)	-2%
Net Gain (Loss) on Securities	---	(389)	389	-100%
Total Non-interest Income	$4,579	$3,737	$842	23%

Trust and investment product fees increased 28% during the quarter ended March 31, 2010 compared with the fourth quarter of 2009.  This increase was primarily attributable to increased brokerage revenue. Deposit service charges and fees declined by 16% during the first quarter of 2010 compared with the fourth quarter of 2009 due to less customer utilization of the Company’s overdraft protection program and a cyclical decline in overdraft fees that historically occurs during the first quarter of the year.  Insurance revenues increased 33% during the quarter ended March 31, 2010, compared with 2009. The increase was largely attributable to an increase in contingency revenue.

Company owned life insurance income declined 57% during the first quarter of 2010 compared with the fourth quarter of 2009 resulting from death benefits received from life insurance policies during the quarter ended December 31, 2009. Other operating income increased approximately 61% during the first quarter of 2010 compared with the fourth quarter of 2009.  The increase was attributable to the gain on sale of an other real estate owned property and a gain from the sale of a former operations office facility of the Company.

The net loss on securities during the fourth quarter of 2009 was the result of the recognition of other-than-temporary impairment charges on the Company’s portfolio of non-controlling investments in other banking organizations.

During the quarter ended March 31, 2010, non-interest expense increased approximately 1% compared with the fourth quarter of 2009.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 13

Non-interest Expense	Qtr Ended	Qtr Ended
	03/31/10	12/31/09	$ Change	% Change
Salaries and Employee Benefits	$5,549	$5,405	$144	3%
Occupancy, Furniture and Equipment Expense	1,539	1,504	35	2%
FDIC Premiums	352	313	39	12%
Data Processing Fees	359	346	13	4%
Professional Fees	521	443	78	18%
Advertising and Promotion	269	240	29	12%
Intangible Amortization	218	232	(14)	-6%
Other Operating Expenses	1,459	1,675	(216)	-13%
Total Non-interest Expense	$10,266	$10,158	$108	1%

Salaries and benefits expense increased approximately 3% during the first quarter of 2010 compared with the fourth quarter of 2009.  The higher level of salaries and benefits was attributable to higher costs associated with the Company’s health insurance plan during the first quarter of 2010 compared with the fourth quarter of 2009.

Professional fees increased approximately 18% during the quarter ended March 31, 2010 compared with the fourth quarter of 2009.  The increase was primarily attributable to costs associated with the pending acquisition from another financial institution of two branch offices located in the Evansville, Indiana market.

Other operating expenses decreased by 13% during the first quarter of 2010 compared with the fourth quarter of 2009.  The decline was largely attributable to a lower level of amortization expense related to a new markets tax credit project in which the Company invested in the fourth quarter of 2009.

German American Bancorp, Inc. is a financial services holding company based in Jasper, Indiana. The Company’s Common Stock is traded on NASDAQ’s Global Select Market System under the symbol GABC.  The principal subsidiary of German American Bancorp, Inc. is its banking subsidiary, German American Bancorp which operates through 28 banking offices in the ten contiguous Southern Indiana counties of Daviess, Dubois, Gibson, Knox, Lawrence, Martin, Monroe, Perry, Pike, and Spencer. German American Bancorp owns a trust, brokerage and financial planning subsidiary which operates from its banking offices and a full line property and casualty insurance agency with seven offices throughout its market area.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 13

Forward Looking Statements

The Company's statements in this press release regarding the Company’s optimism concerning its credit quality and earnings, and economic conditions in its market area, are "forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in the press release. Factors that could cause actual experience to differ from the expectations implied in this press release include changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; continued deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration and dampened loan demand; actions of the Federal Reserve Board; changes in accounting principles and interpretations; and actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and German American undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2010	2009	2009

ASSETS
Cash and Due from Banks	$15,480	$16,052	$18,450
Short-term Investments	29,919	12,002	28,930
Investment Securities	262,833	253,714	201,544

Loans Held-for-Sale	5,270	5,706	13,172

Loans, Net of Unearned Income	866,018	877,822	870,544
Allowance for Loan Losses	(10,713)	(11,016)	(10,044)
Net Loans	855,305	866,806	860,500

Stock in FHLB and Other Restricted Stock	10,621	10,621	10,621
Premises and Equipment	21,122	22,153	21,970
Goodwill and Other Intangible Assets	12,055	12,273	12,575
Other Assets	41,407	43,638	36,541
TOTAL ASSETS	$1,254,012	$1,242,965	$1,204,303

LIABILITIES
Non-interest-bearing Demand Deposits	$158,163	$155,268	$149,197
Interest-bearing Demand, Savings and Money Market Accounts	473,278	484,699	448,550
Time Deposits	341,554	329,676	354,744
Total Deposits	972,995	969,643	952,491

Borrowings	151,647	148,121	130,036
Other Liabilities	13,121	11,652	13,723
TOTAL LIABILITIES	1,137,763	1,129,416	1,096,250

SHAREHOLDERS' EQUITY
Common Stock and Surplus	79,994	79,893	79,519
Retained Earnings	30,741	29,041	24,417
Accumulated Other Comprehensive Income	5,514	4,615	4,117
TOTAL SHAREHOLDERS' EQUITY	116,249	113,549	108,053

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,254,012	$1,242,965	$1,204,303

END OF PERIOD SHARES OUTSTANDING	11,101,560	11,077,382	11,073,063

BOOK VALUE PER SHARE	$10.47	$10.25	$9.76

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009

INTEREST INCOME
Interest and Fees on Loans	$12,839	$13,332	$13,394
Interest on Short-term Investments	9	42	17
Interest and Dividends on Investment Securities	2,735	2,423	2,446
TOTAL INTEREST INCOME	15,583	15,797	15,857

INTEREST EXPENSE
Interest on Deposits	2,612	3,026	4,005
Interest on Borrowings	1,322	1,497	1,211
TOTAL INTEREST EXPENSE	3,934	4,523	5,216

NET INTEREST INCOME	11,649	11,274	10,641
Provision for Loan Losses	1,500	750	750
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,149	10,524	9,891

NON-INTEREST INCOME
Net Gain on Sales of Loans	318	323	565
Net Gain (Loss) on Securities	-	(389)	-
Other Non-interest Income	4,261	3,803	3,679
TOTAL NON-INTEREST INCOME	4,579	3,737	4,244

NON-INTEREST EXPENSE
Salaries and Benefits	5,549	5,405	5,614
Other Non-interest Expenses	4,717	4,753	4,467
TOTAL NON-INTEREST EXPENSE	10,266	10,158	10,081

Income before Income Taxes	4,462	4,103	4,054
Income Tax Expense	1,211	782	1,112

NET INCOME	$3,251	$3,321	$2,942

EARNINGS PER SHARE & DILUTED EARNINGS PER SHARE	$0.29	$0.30	$0.27

WEIGHTED AVERAGE SHARES OUTSTANDING	11,081,680	11,077,382	11,036,942
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	11,088,387	11,085,472	11,036,942

GERMAN AMERICAN BANCORP, INC.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

13 of 13

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2010	2009	2009
EARNINGS PERFORMANCE RATIOS
Annualized Return on Average Assets	1.04%	1.04%	0.98%
Annualized Return on Average Equity	11.28%	11.69%	11.04%
Net Interest Margin	4.10%	3.82%	3.92%
Efficiency Ratio (1)	62.47%	66.71%	66.88%
Net Overhead Expense to Average Earning Assets (2)	1.95%	2.15%	2.10%

ASSET QUALITY RATIOS
Annualized Net Charge-offs to Average Loans	0.82%	0.23%	0.10%
Allowance for Loan Losses to Period End Loans	1.24%	1.25%	1.15%
Non-performing Assets to Period End Assets	0.87%	0.90%	0.88%
Non-performing Loans to Period End Loans	1.08%	1.00%	0.95%
Loans 30-89 Days Past Due to Period End Loans	0.69%	0.64%	1.22%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
Average Assets	$1,252,897	$1,279,199	$1,196,390
Average Earning Assets	$1,167,687	$1,195,609	$1,114,003
Average Total Loans	$877,629	$890,740	$887,910
Average Demand Deposits	$154,219	$156,644	$146,308
Average Interest Bearing Liabilities	$970,052	$996,020	$930,900
Average Equity	$115,235	$113,640	$106,558

Period End Non-performing Assets (3)	$10,972	$11,156	$10,604
Period End Non-performing Loans (4)	$9,333	$8,793	$8,237
Period End Loans 30-89 Days Past Due (5)	$5,955	$5,625	$10,613

Tax Equivalent Net Interest Income	$11,856	$11,490	$10,829
Net Charge-offs during Period	$1,803	$522	$228

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.